Exhibit 4.3

                           GENERAL SECURITY AGREEMENT
                                 (FLOATING LIEN)

      SECURITY AGREEMENT, dated as of March 31, 2005, from FBO AIR, INC., a Nevada corporation with offices at 9087 East Charter Oak, Scottsdale, Arizona 85260 (the "DEBTOR"), in favor of the secured parties (the "SECURED PARTIES") set forth on Schedule 1 hereto,

                              W I T N E S S E T H :

      WHEREAS, the Debtor has issued and hereafter may issue 10% senior secured promissory notes (as at any time amended, expensed, restricted, renewed or modified, the "NOTES") pursuant to the terms of the Debtor's Confidential Investment Memorandum dated February 8, 2005 (the "PPM") in the aggregate principal amount of up to $1,500,000 ; and

      WHEREAS, the names of the Secured Parties and the original principal amount of the Notes issued to them will be listed on a SCHEDULE 1 annexed hereto and made a part hereof from time to time as Notes are issued; and

      WHEREAS, it is a condition to the willingness of the Secured Parties to enter into the Notes and make the loans evidenced thereby that the Debtor enter into this Agreement and grant to the Secured Parties the security interest provided for herein;

      NOW, THEREFORE, FOR VALUE RECEIVED, IT IS AGREED:

      Section 1. Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meaning specified therefor in the Notes. As used herein the following terms shall have the meanings specified and shall include in the singular number the plural and in the plural number the singular:

      "ASSIGNED AGREEMENTS" shall mean all contracts and agreements of the Debtor, other than subscription agreements, security agreements or other agreements relating to financings.

      "COLLATERAL" means all of the Debtor's right, title and interest in and under or arising out of each and all of the following:

      All personal property and fixtures of the Debtor of any type or description, wherever located and now existing or hereafter arising or acquired, including but not limited to the following:

      (i) all of the Debtor's goods including, without limitation:

            (a) all inventory, including, without limitation, equipment held for lease, whether raw materials, in process or finished, all material or equipment usable in processing the same and all documents of title covering any inventory (all of the foregoing, "INVENTORY"), including, without limitation, that located at the locations listed on SCHEDULE 2 annexed hereto;

                                                                     Exhibit 4.3


            (b) all equipment (the "EQUIPMENT") employed in connection with the Debtor's business, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof, including, without limitation, that located at the locations listed on SCHEDULE 2 annexed hereto;

      (ii) all of the Debtor's present and future accounts, accounts receivable, general intangibles, contracts and contract rights (herein sometimes referred to as "RECEIVABLES"), including but not limited to the Debtor's rights (including rights to payment) under all Assigned Agreements, together with

            (a) all claims, rights, powers or privileges and remedies of the Debtor relating thereto or arising in connection therewith including, without limitation, all rights of the Debtor to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or any property which is the subject of the Assigned Agreements, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which (in the opinion of the Secured Parties) may be necessary or advisable in connection with any of the foregoing,

            (b) all liens, security, guaranties, endorsements, warranties and indemnities and all insurance and claims for insurance relating thereto or arising in connection therewith,

            (c) all rights to property forming the subject matter of the Receivables including, without limitation, rights to stoppage in transit and rights to returned or repossessed property,

            (d) all writings relating thereto or arising in connection therewith including, without limitation, all notes, contracts, security agreements, guaranties, chattel paper and other evidence of indebtedness or security, all powers-of-attorney, all books, records, ledger cards and invoices, all credit information, reports or memoranda and all evidence of filings or registrations relating thereto, and

            (e) all catalogs, computer and automatic machinery software and programs, and the like, pertaining to operations by the Debtor in, on or about any of its plants or warehouses, all sales data and other information relating to sales or service of products now or hereafter manufactured on or about any of its plants, and all accounting information pertaining to operations in, on or about any of its plants, and all media in which or on which any of the information or knowledge or data is stored or contained, and all computer programs used for the compilation or printout of such information, knowledge, records or data; and

            (f) accounts, contract rights, general intangibles and other property rights of any nature whatsoever arising out of or in connection with the foregoing, including without limitation, payments due and to become due, whether as repayments, reimbursements, contractual obligations, indemnities, damages or otherwise;

                                                                     Exhibit 4.3


      (iii) all of the Debtor's right, title, and market in and to any shares of capital stock of any current and/or future Subsidiary corporation (as defined in the Notes) and the certificates representing any such shares, together with all goods, Inventory, Equipment, Receivables, and all other personal property of the Subsidiaries;

      (iv) all other personal property of the Debtor of any nature whatsoever, including, without limitation, all accounts, bank accounts, deposits, credit balances, contract rights, inventory, general intangibles, goods, equipment, instruments, chattel paper, machinery, furniture, furnishings, fixtures, tools, supplies, appliances, plans and drawings, together with all customer and supplier lists and records of the business, and all property from time to time described in any financing statement (UCC-1) signed by the Debtor naming the Secured Parties as secured parties; and

      (v) all items of Collateral hereafter acquired, credited or arising and all additions, accessions, replacements, substitutions or improvements and all products and proceeds including, without limitation, proceeds of insurance, of any and all of the Collateral described in clauses (i) through (iv) above.

      "INSTRUMENT" shall have the meaning specified in Article 3 of the Uniform Commercial Code, as in effect from time to time in the State of New York and shall also include any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment .

      "LIEN" means any mortgage, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance (including any easement, right of way, zoning restriction and the like), lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

      "PERMITTED LIENS" means:

      (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

      (b) Liens of carriers, warehousemen, mechanics, materialman and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                                                                     Exhibit 4.3


      (c) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

      (d) a Lien for a Permitted FBO Acquisition (as defined in the Notes).

      "PERSON" means any natural person, corporation, firm, association, partnership, joint venture, limited liability company, joint-stock company, trust, unincorporated organization, government, governmental agency or subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

      "RECEIVABLES" has the meaning specified therefor in clause (ii) of the definition of Collateral.

      "SECURED OBLIGATIONS" means all obligations of the Debtor, whether for fees, expenses or otherwise, now existing or hereafter arising under this Agreement and the Notes.

      Section 2. Security Interests. As security for the payment and performance of all Secured Obligations the Debtor does hereby grant and assign to the Secured Parties a continuing security interest in all of the Collateral, whether now existing or hereafter arising or acquired and wherever located, subject to the priority, if any, of Permitted Liens.

      Section 3. General Representations, Warranties and Covenants. The Debtor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

      (a) This Agreement is made with full recourse to the Debtor and pursuant to and upon all the warranties, representations, covenants, and agreements on the part of the Debtor contained herein, in the Notes and otherwise made in writing in connection herewith or therewith.

      (b) Except for the security interest of the Secured Parties therein, the Debtor or a Subsidiary is, and as to Collateral acquired from time to time after the date hereof the Debtor or a Subsidiary will be, the owner of all the Collateral free from any lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens) and the Debtor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Secured Parties.

      (c) There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) now on file or registered in any public office covering any interest of any kind in the Collateral, or intended to cover any such interest, which has not been terminated or released by the secured party named therein and so long as the Notes remain outstanding or any of the Secured Obligations of the Debtor remain unpaid, the Debtor will not, and will not permit any Subsidiary to, execute and there will not be on file in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except (i) financing statements filed or to be filed in respect of and covering the security interest of the Secured Parties hereby granted and provided for and (ii) as specified in SCHEDULE 2 and (iii) with respect to Permitted Liens.

                                                                     Exhibit 4.3


      (d) The chief executive office and chief place of business of the Debtor is located at the address of the Debtor listed on the signature page hereof, and the Debtor will not move its chief executive office and chief place of business except to such new location as the Debtor may establish in accordance with the last sentence of this SECTION 3(D). The originals of all Assigned Agreements and all documents (as well as all duplicates thereof) evidencing all Receivables and all other contract rights or accounts and other property of the Debtor and the only original books of account and records of the Debtor relating thereto are, and will continue to be, kept at such chief executive office or at such new location as the Debtor may establish in accordance with the last sentence of this SECTION 3(D). Debtor shall establish no such new location until (i) it shall have given to the Placement Agent (as defined in the PPM) or other representative of the Secured Parties elected by holders owning no less than 50.1% of the then aggregate Principal Amount of Notes then outstanding (the "REPRESENTATIVE"), as agent for the Secured Parties (the Placement Agent or the Representative shall hereinafter be referred to as the "AGENT"), not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Agent may reasonably request, and (ii) with respect to such new location, it shall have taken such action, satisfactory to the Agent (including, without limitation, all action required by SECTION 7 hereof), to maintain the security interest of the Secured Parties in the Receivables intended to be granted at all times fully perfected and in full force and effect.

      (e) Other than personal computers, laptop computers, printers and related office equipment with an aggregate value that is immaterial to its financial condition, the Debtor has no Collateral located outside of the State of Arizona, but its Subsidiaries will as they acquire FBOs.

      (f) The name of the Debtor is as set forth on the signature page hereto and the Debtor shall not change such name, conduct its business in any other name or take title to the Collateral in any other name other than that of a Subsidiary while this Agreement remains in effect. The Debtor has never had any name, or conducted business under any name in any jurisdiction, other than its name set forth on the signature page hereto, during the past six years other than as set forth in SCHEDULE 2 annexed hereto.

      (g) At the Debtor's own expense, the Debtor will: (i) without limiting the provisions of the Notes, keep the Collateral fully insured at all times with financially sound and responsible insurance carriers against loss or damage by fire and other risks, casualties and contingencies and in such manner and to the same extent that like properties are customarily so insured by other entities engaged in the same or similar businesses similarly situated and keep adequate insurance at all times against liability on account of damage to persons and properties and under all applicable workers' compensation laws, by insurers and in amounts approved by the Secured Parties, for the benefit of the Debtor, its Subsidiaries and the Secured Parties, (ii) upon request by the Agent, promptly deliver the insurance policies or certificates thereof to the Agent, and (iii) keep the Collateral in good condition at all times (normal wear and tear excepted) and maintain same in accordance with all manufacturer's specifications and requirements. Upon any failure of the Debtor to comply with its obligations pursuant to this SECTION 3(G), the Agent may at its option, and without affecting any of the Secured Parties' other rights or remedies provided herein or as secured parties under the Uniform Commercial Code, procure the insurance protection it deems necessary and/or cause repairs or modifications to be made to the Collateral and the cost of either or both of which shall be a lien against the Collateral added to the amount of the indebtedness secured hereby and payable on demand with interest at a rate per annum equal to 18%.

                                                                     Exhibit 4.3


      (h) The Debtor hereby assigns, on behalf of itself and its Subsidiaries, to the Secured Parties all of Debtor's and its Subsidiaries' right, title and interest in and to any and all moneys which may become due and payable with respect to the Collateral under any policy insuring the Collateral (except proceeds relating to tangible personal property which are applied to restoration or replacement), including return of unearned premium, and shall cause any such insurance company to make payment directly to the Agent for application to amounts outstanding under the Notes in accordance with the terms of the Notes and, to the extent not provided therein, in such order as the Agent shall determine.

      (i) The Debtor will not, and will not permit any Subsidiary to, use the Collateral in violation of any statute or ordinance or applicable insurance policy and will promptly pay all taxes and assessments levied against the Collateral.

      (j) The Debtor will not, and will not permit any Subsidiary to, sell, transfer, change the registration, if any, dispose of, attempt to dispose of, substantially modify or abandon the Collateral or any part thereof other than sales of Inventory in the ordinary course of business and the disposition of obsolete or worn-out Equipment in the ordinary course of business.

      (k) The Debtor will not assert against the Secured Parties any claim or defense which the Debtor may have against any seller of the Collateral or any part thereof or against any other Person with respect to the Collateral or any part thereof.

      (l) The Debtor will indemnify and hold the Secured Parties harmless from and against any loss, liability, damage, costs and expenses whatsoever arising from the Debtor's use, operation, ownership or possession of the Collateral or any part thereof.

      (m) The Debtor will maintain the confidentiality of all customer lists of it and its Subsidiaries (and cause the Subsidiaries to do the same) and not (nor permit its Subsidiary to) sell or otherwise dispose of such lists except that the Debtor shall deliver copies thereof to the Agent upon its request, which may be made at any time and from time to time after an Event of Default.

      (n) The Debtor will not, and it will not permit any Subsidiary to, enter into any agreement that is inconsistent with the Debtor's obligations under this Agreement, without the prior written consent of the Required Holders.

                                                                     Exhibit 4.3


      Section 4. Special Provisions Concerning Assigned Agreements. The Debtor represents, warrants and agrees as follows:

      (a) The Assigned Agreements constitute the legal, valid and binding obligations of the Debtor or one of its Subsidiaries and, to the best of the Debtor's knowledge, the other parties thereto, enforceable in accordance with their respective terms.

      (b) The Debtor or its Subsidiaries will faithfully abide by, perform and discharge each and every material obligation, covenant and agreement to be performed by the Debtor or its Subsidiaries under the Assigned Agreements.

      (c) The Debtor will not, and will not permit any Subsidiary to, act or fail to act in a manner likely (directly or indirectly) to entitle any party thereto to claim that the Debtor or such Subsidiary is in default under the terms thereof.

      (d) The Debtor will not, and will not permit any Subsidiary to, terminate or permit the termination of any Assigned Agreement, except in accordance with its terms, other than in the ordinary course of business or as it deems necessary or desirable in the normal course of its business.

      (e) Without the prior written consent of the Agent, the Debtor will not, and will not permit any Subsidiary to, other than in the ordinary course of business, waive or in any manner release or discharge any party to any Assigned Agreement from any of the material obligations, covenants, conditions and agreements to be performed by it under such Assigned Agreement including, without limitation, the obligation to make all payments in the manner and at the time and places specified.

      (f) If the Agent so requests after occurrence of an Event of Default and, if prior to the Maturity Date, acceleration of the Notes ("ACCELERATION"), the Debtor or its Subsidiaries will hold any payments received by it which are assigned and set over to the Secured Parties by this Agreement for and on behalf of the Secured Parties and turn them promptly over to the Agent forthwith in the same form in which they are received (together with any necessary endorsement) for application to amounts outstanding under the Notes in accordance with the terms of the Notes and, to the extent not provided therein, in such order as the Secured Parties shall determine.

      (g) The Debtor, on behalf of itself or its Subsidiary, will appear in and defend every action or proceeding arising under, growing out of or in any manner connected with the Assigned Agreements or the obligations, duties or liabilities of the Debtor or its Subsidiary and any assignee thereunder.

      (h) Should the Debtor or its Subsidiary fail to make any payment or to do any act as herein provided after ten (10) days' notice to the Debtor, the Agent may (but without obligation on the Agent's part to do so and without notice to or demand on the Debtor and without releasing the Debtor or any Subsidiary from any obligation hereunder) make or do the same in such manner and to such extent as the Agent may deem necessary to protect the security interests provided hereby, including specifically, without limiting the general powers, the right to appear in and defend any action or proceeding purporting to affect the security interests provided hereby and the Debtor or a Subsidiary thereof, and the Agent may also perform and discharge each and every obligation, covenant and agreement of the Debtor or its Subsidiary contained in any Assigned Agreement and, in exercising any such powers, pay necessary costs and expenses, employ counsel and incur and pay reasonable attorneys' fees.

                                                                     Exhibit 4.3


      (i) Upon the request of the Agent, the Debtor will send to the Agent copies of all material notices, documents and other papers furnished or received by it or its Subsidiary with respect to any of the Assigned Agreements.

      Section 5. Special Provisions Concerning Receivables.

      (a) As of the time when each Receivable arises, the Debtor shall be deemed to have warranted as to each such Receivable that such Receivable and all papers and documents relating thereto are genuine and in all respects what they purport to be, and that all papers and documents relating thereto:

      (i) will be signed by the account debtor named therein (or such account debtor's duly authorized agent) or otherwise be binding on the account debtor;

      (ii) will represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services or the sale and delivery of merchandise or both;

      (iii) to the extent evidenced by writings, will be the only original writings evidencing and embodying such obligation of the account debtor named therein; and

      (iv) will be in compliance and will conform with all applicable federal, state and local laws (including applicable usury laws) and applicable laws of any relevant foreign jurisdiction.

      (b) The Debtor will keep and maintain at the Debtor's own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and the Debtor will make the same available to the Agent at the Debtor's own cost and expense, at any and all reasonable times upon demand of the Agent. The Debtor shall, at the Debtor's own cost and expense, deliver the Receivables (including, without limitation, all documents evidencing the Receivables) and such books and records to the Agent or to its representatives upon its demand at any time after the occurrence of an Event of Default and, if prior to the Maturity Date, Acceleration. If the Agent shall so request, the Debtor shall legend, in form and manner satisfactory to the Agent the Receivables and other books, records and documents of the Debtor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Secured Parties and that the Secured Parties has a security interest therein.

                                                                     Exhibit 4.3


      (c) Except in the ordinary course of business prior to an Event of Default and, if prior to the Maturity Date, Acceleration, the Debtor will not, and will cause its Subsidiary not to, rescind or cancel any indebtedness evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto, or extend or renew the same, or compromise or settle any dispute, claim, suit or legal proceeding relating thereto, or sell any Receivable or interest therein, without the prior written consent of the Agent, except that the Debtor or its Subsidiary may grant discounts in connection with the prepayment of any Receivable in an amount which is customary in the line of business in which the Debtor and its Subsidiaries are engaged and consistent with the Debtor's or its Subsidiary's past practices.

      (d) The Debtor will, and will cause its Subsidiary to, duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and will do nothing to impair the rights of the Secured Parties in the Receivables.

      (e) The Debtor shall, and will cause its Subsidiary to, endeavor to collect or cause to be collected from the account debtor named in each Receivable, as and when due (including, without limitation, Receivables which are delinquent, such Receivables to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Receivable, and credit forthwith (on a daily basis) upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable. The costs and expenses (including attorneys' fees) of collection, whether incurred by the Debtor or the Secured Parties, shall be borne by the Debtor.

      (f) Upon request of the Agent, at any time when an Event of Default and, if prior to the Maturity Date, Acceleration shall exist, the Debtor shall promptly notify (in manner, form and substance satisfactory to the Agent all Persons who are at any time obligated under any Receivable that the Secured Parties possesses a security interest in such Receivable and that all payments in respect thereof are to be made to such account as the Agent directs.

      Section 6. Special Provisions Concerning Equipment. The Debtor will do nothing, and will cause its Subsidiaries not to do anything, to impair the rights of the Secured Parties in the Equipment. The Debtor shall cause the Equipment to at all times constitute and remain personal property. The Debtor will at all times keep all Equipment insured with financially responsible insurance companies in favor of the Secured Parties, at the expense of the Debtor, against such perils and in such amounts as are customary for Persons in the same general line of business as the Debtor and its Subsidiaries and operating in similar geographic locations and markets. If the Debtor shall fail to insure the Equipment to the satisfaction of the Agent, or if the Debtor shall fail so to endorse and deposit all policies or certificates with respect thereto, the Agent shall have the right (but shall be under no obligation) to procure such insurance and the Debtor agrees to reimburse the Agent for all costs and expenses of procuring such insurance, together with interest at a rate per annum equal to 18%. The Agent may apply any proceeds of such insurance when received by it pursuant to the terms of this SECTION 6 or SECTION 3(H) hereof toward the payment of any of the Secured Obligations, whether or not the same shall then be due. The Debtor retains all liability and responsibility in connection with the Equipment and the liability of the Debtor to pay the Secured Obligations shall in no way be affected or diminished by reason of the fact that such Equipment may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Debtor.

                                                                     Exhibit 4.3


      Section 7. Financing Statements; Documentary Stamp Taxes.

      (a) The Debtor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Agent from time to time such lists, descriptions and designations of Inventory, warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Agent deems appropriate or advisable to perfect, preserve or protect its security interest in the Collateral. The Debtor hereby constitutes the Agent its attorney-in-fact to execute and file in the name and on behalf of the Debtor and its Subsidiaries such additional financing statements as the Agent may request, such acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Secured Obligations are paid in full. Further, to the extent permitted by applicable law, the Debtor authorizes the Agent to file any such financing statements without the signature of the Debtor or any Subsidiary. The Debtor will pay all applicable filing fees and related expenses in connection with any such financing statements.

      (b) The Debtor agrees to procure, pay for, affix to any and all documents and cancel any documentary tax stamps required by and in accordance with, applicable law and the Debtor will indemnify and hold the Secured Parties harmless against any liability (including interest and penalties) in respect of such documentary stamp taxes.

      Section 8. Special Provisions Concerning Remedies and Sale.

      (a) In addition to any rights and remedies now or hereafter granted under applicable law and not by way of limitation of any such rights and remedies, upon the occurrence of an Event of Default and, if prior to the Maturity Date, Acceleration, the Secured Parties shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any applicable jurisdiction in addition to the rights and remedies provided herein, in the Notes and in any other agreement executed in connection with the Note whereby the Debtor has granted any Lien to the Secured Parties. Without in any way limiting the foregoing, upon the giving of notice to the Debtor of intent of the Agent to pursue any one or all of the following or any other remedies:

            (i) to ask for, demand, collect, receive, compound and give acquaintance for the Receivables or any part thereof;

            (ii) to extend the time of payment of, compromise or settle for cash, credit or otherwise, and upon any terms and conditions, any of the Receivables;

            (iii) to endorse the name of the Debtor on any checks, drafts or other orders or instruments for the payment of moneys payable to the Debtor which shall be issued in respect of any Receivable;

                                                                     Exhibit 4.3


            (iv) to file any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Agent necessary or advisable for the purpose of collecting or enforcing payment of any Receivable;

            (v) to make test verifications of the Receivables or any portion thereof;

            (vi) to notify any or all account debtors under any or all of the Receivables to make payment thereof directly to the Agent for the account of the Agent and to require the Debtor to forthwith give similar notice to the account debtors;

            (vii) to require the Debtor forthwith to account for and transmit to the Agent in the same form as received all proceeds (other than physical property) of collection of Receivables received by the Debtor or a Subsidiary and, until so transmitted, to hold the same in trust for the Secured Parties and not commingle such proceeds with any other funds of the Debtor;

            (viii) to take possession of any or all of the Collateral and, for that purpose, to enter, with the aid and assistance of any Person or Persons and with or without legal process, any premises where the Collateral, or any part thereof, are, or may be, placed or assembled, and to remove any of such Collateral;

            (ix) to execute any instrument and do all other things necessary and proper to protect and preserve and realize upon the Collateral and the other rights contemplated hereby;

            (x) upon notice to such effect, to require the Debtor to deliver, at the Debtor's expense, any or all Collateral to the Agent at a place designated by the Agent; and

            (xi) without obligation to resort to other security, at any time and from time to time, to sell, re-sell, assign and deliver all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for future delivery, and at such price or prices and on such terms as the Agent may determine, with the amounts realized from any such sale to be applied to the Secured Obligations in the manner determined by the Agent.

      The Debtor hereby agrees that all of the foregoing may be effected without demand, advertisement or notice (except as otherwise provided herein or as may be required by law), all of which (except as otherwise provided) are hereby expressly waived, to the extent permitted by law. The Agent shall not be obligated to do any of the acts hereinabove authorized, but in the event that the Agent elects to do any such act, the Agent shall not be responsible to the Debtor except for its gross negligence or willful misconduct.

      (b) The Agent may take legal proceedings for the appointment of a receiver or receivers (to which the Agent shall be entitled as a matter of right) to take possession of the Collateral pending the sale thereof pursuant either to the powers of sale granted by this Agreement or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement. If, after the exercise of any or all of such rights and remedies, any of the Secured Obligations shall remain unpaid, the Debtor shall remain liable for any deficiency. After the indefeasible payment in full of the Secured Obligations, any proceeds of the Collateral received or held by the Agent shall be turned over to the Debtor and the Collateral shall be reassigned to the Debtor by the Agent without recourse to the Agent or the Secured Parties and without any representations, warranties or agreements of any kind.

                                                                     Exhibit 4.3


      (c) Upon any sale of any of the Collateral, whether made under the power of sale hereby given or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Agreement:

            (i) the Agent may, to the extent permitted by law, bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon and any other instruments evidencing the Secured Obligations or agree to the satisfaction of all or a portion of the Secured Obligations in lieu of cash in payment of the amount which shall be payable thereon, and the Notes and such instruments, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Agent after being appropriately stamped to show partial payment;

            (ii) the Agent may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

            (iii) the Agent is hereby irrevocably appointed the true and lawful attorney-in-fact of the Debtor in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and for such other purposes as are necessary or desirable to effectuate the provisions (including, without limitation, this Section 8) of this Agreement, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, the Debtor hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof; but if so requested by the Agent or by any purchaser, the Debtor shall ratify and confirm any such sale or transfer by executing and delivering to the Agent or to such purchaser all property, deeds, bills of sale, instruments or assignment and transfer and releases as may be designated in any such request;

            (iv) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of the Debtor or a Subsidiary of, in and to the property so sold shall be divested; such sale shall be a perpetual bar both at law and in equity against the Debtor, its Subsidiaries, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under the Debtor, its successors or assigns;

            (v) the receipt of the Agent or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Agent or of such officer therefor, be obliged to see to the application of such purchase money or be in any way answerable for any loss, misapplication or non-application thereof; and

                                                                     Exhibit 4.3


            (vi) to the extent that it may lawfully do so, and subject to any legal requirement that the Agent act in a commercially reasonable manner, the Debtor agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which the Collateral or any part thereof shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, the Notes or any other agreement executed in connection with the Notes whereby the Debtor has granted any Lien to the Secured Parties, and the Debtor hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power granted or delegated to the Agent in this Agreement, but will suffer and permit the execution of every such power as though no such laws were in force. In the event of any sale of Collateral pursuant to this Section, the Agent shall, at least 10 days before such sale, give the Debtor written, telecopied or telex notice of its intention to sell.

      Section 9. Application of Moneys.

      (a) Except as otherwise provided herein or in the Notes, all moneys which the Secured Parties shall receive, in accordance with the provisions hereof, shall be applied (to the extent thereof) in the following manner: First, to the payment of all costs and expenses reasonably incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or any of the reasonable expenses and disbursements of the Agent (including, without limitation, the fees and disbursements of its counsel and agents); Second, to the payment of all Secured Obligations arising out of the Notes in accordance with the terms of the Notes and, if not therein provided, in such order as the Agent may determine; and Third, to the payment of all other Secured Obligations in such order as the Agent may determine.

      (b) If after applying any amounts which the Agent has, as the Secured Parties have, received in respect of the Collateral any of the Secured Obligations remain unpaid, the Debtor shall continue to be liable for any deficiency, together with interest.

      Section 10. Fees and Expenses, etc. Any and all fees, costs and expenses of whatever kind or nature, including but not limited to the reasonable attorneys' fees and legal expenses incurred by the Agent in connection with this Agreement, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, fees and other costs relating to the encumbrances or otherwise protecting, maintaining, preserving the Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Collateral, shall be borne and paid by the Debtor on written demand by the Agent setting forth in reasonable detail the nature of such expenses and until so paid shall be added to the principal amount of the Secured Obligations and shall bear interest at a rate per annum equal to 18%. In addition, the Debtor will pay, and indemnify and hold the Agent and the Secured Parties harmless from and against, any and all liabilities, obligations, losses, damages penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Collateral, including (without limitation) claims of patent or trademark infringement and any claim of unfair competition or anti-trust violation.

                                                                     Exhibit 4.3


      Section 11. Miscellaneous.

      (a) All notices, communications and distributions hereunder shall be in writing (including telecopied communication) and mailed by certified mail, telecopied, personally delivered or delivered by Federal Express or other reputable overnight courier service, if to the Debtor addressed to it at its address set forth opposite its signature below, if to the Secured Parties, addressed to it at its address set forth opposite its signature below, or as to any party at such other address as shall be designated by such party in a written notice to such other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective (i) if mailed by certified mail, three days after the date of deposit thereof with the U.S. Postal Service, properly addressed with postage prepaid, (ii) if telecopied, upon receipt by the addressee, (iii) if personally delivered, upon such delivery and (iv) if delivered by overnight courier service, on the business day following delivery thereof to such courier service in time for next-business-day delivery.

      (b) No delay on the part of the Agent or the Secured Parties in exercising any of their rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Debtor and the Agent. No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Secured Parties to any other or further action in any circumstances without notice or demand.

      (c) The obligations of the Debtor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Debtor; (ii) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of the Notes, this Agreement or any other agreement executed in connection with the Notes whereby the Debtor has granted any Lien to the Secured Parties or any other agreement executed in connection with any of the foregoing, the Secured Obligations or any security for any of the Secured Obligations; or (iii) any amendment to or modification of any of the foregoing; whether or not the Debtor shall have notice or knowledge of any of the foregoing. The rights and remedies of the Secured Parties herein provided are cumulative and not exclusive of any rights or remedies which the Secured Parties would otherwise have.

      (d) This Agreement shall be binding upon the Debtor, its Subsidiaries and their successors and assigns and shall inure to the benefit of the Secured Parties and their successors and assigns, except that the Debtor may not transfer or assign any of its obligations, rights or interest hereunder without the prior written consent of the Required Holders and any such purported assignment by the Debtor shall be void. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

                                                                     Exhibit 4.3


      (e) The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

      (f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      (g) All rights, remedies and powers provided by this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and the provisions hereof are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

      (h) Notwithstanding the above governing law relating to matters of title, or creation, perfection and priority of the security interests created hereby, or procedural issues of foreclosure are required to be governed by the laws of the state in which the Collateral, or part thereof, is located.

      (i) EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, COUNTERCLAIM OR OTHER LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY FINANCING DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY SUCH PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY'S ENTERING INTO THIS AGREEMENT.

      (j) It is expressly agreed, anything herein, in the Notes or in any other agreement or instrument executed in connection with the Notes to the contrary notwithstanding, that the Debtor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Secured Parties shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Secured Parties be required or obligated in any manner to perform or fulfill any of the obligations of the Debtor under or pursuant to any or in respect of any Collateral.

      (k) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

                                                                     Exhibit 4.3


      (l) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York (and/or at the option of Agent, the jurisdiction where any collateral is located). By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York (and/or at the option of Agent, the jurisdiction where any collateral is located) and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City and/or at the option of Agent, the jurisdiction where any collateral is located). The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

                                                                     Exhibit 4.3


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                    FBO AIR, INC.
                                    as Debtor


                                    By:
                                        --------------------------------------
                                        Name:  Ron Ricciardi
                                        Title:  President and CEO